                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                   FORM 8-K/A


                                 CURRENT REPORT



     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 7, 1995


                              APPAREL AMERICA, INC.
             (exact name of registrant as specified in its charter)


        DELAWARE                      0-4954                 13-2648900
(state or other jurisdiction  (Commission File Number) (IRS Employer I.D. No.)
       of incorporation)



                     1175 STATE STREET, NEW HAVEN, CT 06511
                    (Address of principal executive offices)



Registrant's telephone number, including area code (203) 777-5531




                                       N/A
             (former name or address, if changed since last report)

APPAREL AMERICA, INC.
FORM 8-K/A
ITEM 7.  FINANCIAL STATEMENTS


a. Financial statements related to Item 2 included in the Form 8-K dated August 7, 1995.

                                                                                   Page
                                                                                   ----
     Milady Brassiere & Corset Co., Inc. for the nine months ended
      March 31, 1995 and 1994 (unaudited). . . . . . . . . . . . . . . . . . . .  F-1 - F-6

     Milady Brassiere & Corset Co., Inc. and Affiliates
      for the year ended June 30, 1994 (audited) . . . . . . . . . . . . . . . .  F-7 - F-19

     Milady Brassiere & Corset Co., Inc. for the year ended
      June 30, 1993 (audited). . . . . . . . . . . . . . . . . . . . . . . . . .  F-20 - F-35

     Milady Brassiere & Corset Co., Inc. for the year ended
      June 30, 1992 (audited). . . . . . . . . . . . . . . . . . . . . . . . . .  F-36 - F-50


     Prior to the fiscal year ended June 30, 1994, audited financial statements for Milady Brassiere & Corset Co., Inc. ("Milady") were not combined with its affiliates. Similarly, for purposes of interim financial reporting, the financial statements of Milady are not combined with its affiliates.

     Milady represents the primary entity that sells the products under the tradenames acquired by Apparel America, Inc. Accordingly, that entity has the appropriate sales and direct costs. The affiliates do not materially affect the sales and direct costs of the acquired business; thus the inconsistencies in the financial statements do not have a material effect on this Form 8-K/A.

APPAREL AMERICA, INC.
FORM 8-K/A
ITEM 7.  FINANCIAL STATEMENTS

b. Pro forma financial information related to Item 2 included in the Form 8-K dated August 7, 1995 (Unaudited).

          On August 7, 1995, Apparel America, Inc. (the "Registrant") acquired from Milady Brassiere & Corset Co., Inc. ("Milady") the tradenames Roxanne, Harbour Casual and Coco Reef. The purchase price for the tradenames is to be determined based on a percentage of net sales of goods bearing the tradenames Roxanne and Harbour Casual over the next seven years, with a minimum guaranteed purchase price of $1,700,000. The Registrant also (i) purchased approximately $500,000 of inventory bearing the purchased tradenames as well as assumed matching customer purchase orders against this inventory and (ii) entered into employment agreements with two of the principals of Milady.

          The pro forma condensed statements of operations for the year ended July 31, 1994 and the nine months ended April 30, 1995 have been presented to give effect to the transaction as if it was consummated at August 1, 1994. The pro forma statements of operations have been adjusted to (i) eliminate operations related to tradenames not purchased, (ii) eliminate operating expenses not assumed and (iii) record amortization of the tradenames purchased. The pro forma condensed statements of operations are not necessarily indicative of operating results that would have been achieved had the acquisition actually been consummated as of August 1, 1994 and should not be construed as indicative of future operations. The statements of operations do not reflect improved operating efficiencies that the Registrant believes will be achieved as a result of synergies between the two businesses.

          The pro forma condensed balance sheet, which has been presented as if the transaction was consummated as of April 30, 1995, includes adjustments to (i) record the tradenames based on the minimum purchase price, (ii) record the inventory acquired, and (iii) eliminate the remaining net assets of Milady which were not purchased.



                                                                                     Page
                                                                                     ----
     Condensed Balance Sheet - April 30, 1995. . . . . . . . . . . . . . . . . .   F-51 - F-52

     Condensed Statement of Operations -
       Nine months ended April 30, 1995. . . . . . . . . . . . . . . . . . . . .   F-53

     Condensed Statement of Operations -
       Year ended July 30, 1994. . . . . . . . . . . . . . . . . . . . . . . . .   F-54

     Notes to Condensed Financial Statements . . . . . . . . . . . . . . . . . .   F-55


                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                        APPAREL AMERICA, INC.


                                        By: /s/ Frederick M. D'Amato
                                           ----------------------------------
                                          Frederick M. D'Amato
                                          Vice President-Finance and Chief
                                          Financial Officer



                                        Date: September 27, 1995
                                             -------------------------

                       MILADY BRASSIERE & CORSET CO., INC.

                              FINANCIAL STATEMENTS

                    NINE MONTHS ENDED MARCH 31, 1995 AND 1994
                                   (Unaudited)
                    -----------------------------------------
                    -----------------------------------------
                                       -1-

                       MILADY BRASSIERE & CORSET CO., INC.

                                    CONTENTS
                    -----------------------------------------
                    -----------------------------------------

                                                            Page
                                                            ----
Balance sheet                                                3

Statements of operations                                     4

Statements of cash flows                                     5

Note to financial statements                                 6

                                        -2-

                       MILADY BRASSIERE & CORSET CO., INC.

                                  BALANCE SHEET

                                 MARCH 31, 1995
                                   (Unaudited)
                                 (in thousands)
                    -----------------------------------------
                    -----------------------------------------


ASSETS
Current:

 Cash                                                      $221

 Accounts receivable                                      6,346

 Inventories                                              3,807

 Due from affiliates and related parties                  1,239

 Prepaid expenses and other current assets                  562
                                                       -----------
      Total current assets                               12,175

Property, plant and equipment, net                           37

Other assets                                                237
                                                       -----------
                                                        $12,449
                                                       -----------
                                                       -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current:

 Notes payable, bank                                     $7,470

 Accounts payable                                           756

 Due to affiliates                                        1,220

 Accrued expenses and other current liabilities             353
                                                       -----------
      Total current liabilities                           9,799
                                                       -----------
Stockholders' equity:

 Common stock                                               290

 Retained earnings                                        2,360
                                                       -----------
      Total stockholders' equity                          2,650
                                                       -----------
                                                        $12,449
                                                       -----------
                                                       -----------

               See accompanying note to the financial statements.

                       MILADY BRASSIERE & CORSET CO., INC.

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)
                                 (in thousands)
                       -----------------------------------
                       -----------------------------------


                                     Nine months ended March 31,
                                  ---------------------------------
                                   1995                     1994
                                  -------                  -------
Net sales                        $12,303                  $15,457

Cost of goods sold                 9,965                   12,520
                                 --------                 ---------

       Gross profit                2,338                    2,937
                                 --------                 ---------
Operating expenses:

  Selling and shipping             3,060                    3,224

  General and administrative       1,467                    1,278
                                 --------                 ---------
                                   4,527                    4,502
                                 --------                 ---------
       Loss from operations       (2,189)                  (1,565)
                                 --------                 ---------

Other income (expense):
       Interest expense             (326)                    (360)
       Interest income                 2                        -
       Other                         182                       29
                                 --------                 ---------
                                    (142)                    (331)
                                 --------                 ---------
Net loss                         $(2,331)                 $(1,896)
                                 --------                 ---------
                                 --------                 ---------



               See accompanying note to the financial statements.

                       MILADY BRASSIERE & CORSET CO., INC.

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)
                       -----------------------------------
                       -----------------------------------



                                         Nine months ended March 31,
                                       -------------------------------
                                            1995           1994
                                       -------------    -------------
Cash flows from operating activities      $(2,890)       $(3,184)

Cash flows from financing activities:

   Proceeds from short-term financing       1,780           3,350
                                       -------------    -------------
Net increase (decrease) in cash            (1,110)            166

Cash, beginning of period                   1,331           1,228
                                       -------------    -------------
Cash, end of period                          $221          $1,394
                                       -------------    -------------
                                       -------------    -------------

               See accompanying note to the financial statements.

                       MILADY BRASSIERE & CORSET CO., INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                       -----------------------------------
                       -----------------------------------


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

For the nine months ended March 31, 1995 and 1994, inventories were calculated utilizing a gross profit percentage on net sales. The percentage was determined based on annual historical operating results and management's estimates.







                                        -6-

                            MILADY BRASSIERE & CORSET
                            CO., INC. AND AFFILIATES


                              FINANCIAL STATEMENTS


                                  JUNE 30, 1994

                               BERENSEN & COMPANY

                       MILADY BRASSIERE & CORSET CO., INC.
                                 AND AFFILIATES


                                TABLE OF CONTENTS

                            YEAR ENDED JUNE 30, 1994




                                                                           Page
                                                                           ----

Independent Auditors' Report                                                 1


Combined Balance Sheet                                                       2


Combined Statement of Operations                                             3


Combined Statement of Retained Earnings                                      4


Combined Statement of Cash Flows                                             5


Notes to Combined Financial Statements                                      6-11

                               BERENSEN & COMPANY

                          INDEPENDENT AUDITORS' REPORT



Stockholders
Milady Brassiere & Corset Co., Inc.
 and Affiliates
New York, NY


We have audited the accompanying combined balance sheet of Milady Brassiere & Corset Co., Inc. and affiliates as of June 30, 1994 and the related combined statements of operations, retained earnings and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Milady Brassiere & Corset Co., Inc. and affiliates as of June 30, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


Berensen & Company                                 /s/ Berensen & Company
100 Park Avenue                                    ----------------------
                                                       Berensen & Company

New York, NY
September 2, 1994

                                                                          Page 2
                       MILADY BRASSIERE & CORSET CO., INC.
                                 AND AFFILIATES

                             COMBINED BALANCE SHEET

                                  JUNE 30, 1994





                                   A S S E T S

Current assets:
  Cash                                                               $ 1,583,969
  Accounts receivable, net of allowance
   for doubtful accounts and advertising
   of $477,000 (note 8)                                                5,519,342
  Inventories (note 3)                                                 3,570,632
  Prepaid expenses and other current assets                              621,847
  Income tax refund receivable (note 6)                                  304,420
  Deferred income taxes (note 5)                                         106,794
  Due from affiliates and related parties                                 47,839
  Mortgage receivable (note 7)                                           105,000
                                                                     -----------
          Total current assets                                        11,859,843

Property, plant and equipment, net (note 4)                              576,762
Deferred income taxes, net of current portion (note 5)                    18,496
Security deposits                                                         19,572
                                                                     -----------

                                                                     $12,474,673
                                                                     -----------
                                                                     -----------
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable, bank (note 8)                                       $ 5,690,000
  Accounts payable                                                       266,424
  Accrued expenses and other current liabilities                         548,577
                                                                     -----------
          Total current liabilities                                    6,505,001
                                                                     -----------

Commitments (notes 9 and 10)

Stockholders' equity:
  Common stock                                                         1,666,500
  Additional paid-in capital                                               2,400
  Retained earnings                                                    4,319,039
                                                                     -----------
                                                                       5,987,939
  Treasury stock, at cost                                                (18,267)
                                                                     -----------
                                                                       5,969,672
                                                                     -----------

                                                                     $12,474,673
                                                                     -----------
                                                                     -----------

                   The accompanying notes are an integral part
                      of the combined financial statements.

                               BERENSEN & COMPANY
                                                                            F-10

                                                                          Page 3
                       MILADY BRASSIERE & CORSET CO., INC.
                                 AND AFFILIATES

                        COMBINED STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 1994





Net sales                                                           $22,443,036

Cost of goods sold                                                   18,067,804
                                                                    -----------

Gross profit                                                          4,375,232
                                                                    -----------

Operating expenses:
  Selling and shipping                                                4,123,777
  General and administrative                                          1,746,187
  Interest                                                              482,572
                                                                    -----------

                                                                      6,352,536
                                                                    -----------

Loss from operations                                                 (1,977,304)
                                                                    -----------

Other income (expenses):
  Rental loss, net                                                      (77,983)
  Interest income                                                        12,097
  Royalty income                                                          9,708
  Miscellaneous                                                          10,404
  Loss on settlement of mortgage receivable (note 7)                   (144,182)
                                                                    -----------

                                                                       (189,956)
                                                                    -----------

Loss before income tax benefit                                       (2,167,260)

Income tax benefit (note 6)                                             183,202
                                                                    -----------

Net loss                                                            $(1,984,058)
                                                                    -----------
                                                                    -----------







                   The accompanying notes are an integral part
                      of the combined financial statements.

                               BERENSEN & COMPANY

                                                                          Page 4
                       MILADY BRASSIERE & CORSET CO., INC.
                                 AND AFFILIATES

                     COMBINED STATEMENT OF RETAINED EARNINGS

                            YEAR ENDED JUNE 30, 1994









Retained earnings, beginning of year,
 as previously reported                                              $6,462,477

Prior period adjustment (note 11)                                      (159,380)
                                                                     ----------

Retained earnings, beginning of year,
 as restated                                                          6,303,097

Net loss                                                             (1,984,058)
                                                                     ----------

Retained earnings, end of year                                       $4,319,039
                                                                     ----------
                                                                     ----------












                   The accompanying notes are an integral part
                      of the combined financial statements.

                                BERENSEN & COMPANY

                                                                          Page 5
                       MILADY BRASSIERE & CORSET CO., INC.
                                 AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS

                            YEAR ENDED JUNE 30, 1994




Cash flows from operating activities:
  Net loss                                                          $(1,984,058)
  Adjustments to reconcile net loss to net
   cash provided by operating activities:
     Depreciation and amortization                                       72,041
     Provision for bad debts                                             13,843
     Income tax benefit                                                (304,420)
     Deferred tax expense                                                94,814
     Changes in assets (increase) decrease:
       Accounts receivable                                             (877,258)
       Inventories                                                    3,518,862
       Due from affiliates                                              (33,998)
       Prepaid expenses and other current assets                       (217,930)
       Security deposits                                                 (2,215)
       Mortgage receivable                                              144,182
     Changes in liabilities increase (decrease):
       Accounts payable                                                  49,722
       Accrued expenses and other current liabilities                    38,962
                                                                    -----------

         Net cash provided by operating activities                      512,547

Cash flows from investing activities:
  Acquisition of property, plant and equipment                          (17,258)

Cash flows used by financing activities:
  Repayment of short-term financing                                    (510,000)
                                                                    -----------

Net decrease in cash                                                    (14,711)

Cash, beginning of year                                               1,598,680
                                                                    -----------

Cash, end of year                                                   $ 1,583,969
                                                                    -----------
                                                                    -----------

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                                        $   500,179
    Income taxes                                                         76,770







                   The accompanying notes are an integral part
                      of the combined financial statements.

                                BERENSEN & COMPANY

                                                                          Page 6
                       MILADY BRASSIERE & CORSET CO., INC.
                                 AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                  JUNE 30, 1994



1.   Nature of business:

     The Company manufactures ladies' swimwear, sportswear and foundation garments for the retail apparel industry. The merchandise is sold through its showroom and independent sales representatives. The Company grants credit to customers in the retail industry throughout the nation. Consequently, the Company's ability to collect the amounts due from customers is affected by economic fluctuations in retailing.


2.   Significant accounting policies:

     a.   Principles of combination:

          The financial statements include the accounts of Milady Brassiere & Corset Co., Inc. and affiliated companies, as listed below, all of which have common ownership:

                          Apex Manufacturing Co., Inc.
                               Art San Corporation
                           Harbour Casuals of PA, Ltd.
                          Neptune Swimsuit Corporation
                           Roxanne Swimsuit Co., Inc.
                               Roxanne of NJ, Inc.
                               Roxanne of PA, Inc.
                            Tamac Manufacturing Corp.
                            Carib Manufacturing Corp.
                                Aqua Realty Corp.
                               Ellen Howard Corp.
                              San Mark Realty Corp.
                             Shell San Realty Corp.
                          Neptune Fashion Outlet Corp.


          Harbour Casuals of PA, Ltd. is the wholly-owned subsidiary of Neptune Swimsuit Corporation. Significant intercompany accounts and transactions have been eliminated upon combination for all companies.

     b.   Inventories:

          Inventories are stated at the lower of cost (first-in, first-out basis) or market.

                                BERENSEN & COMPANY

                                                                          Page 7
                       MILADY BRASSIERE & CORSET CO., INC.
                                 AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                  JUNE 30, 1994



2.   Significant accounting policies: (Continued)


     c.   Property and equipment:

          Property and equipment are stated at cost. Depreciation is computed by accelerated and straight-line methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the lease or estimated life of the asset, whichever is shorter. Expenditures for maintenance and repairs are charged to operations as incurred.


     d.   Income taxes:

          Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." This change in accounting principle has no effect on the Company's net income for the current year.

          The Company has recognized an income tax benefit in the current period, in connection with the carryback of the current year loss to prior periods.

          The Company and its affiliates file separate federal, state and local tax returns.


     e.   Cash:

          The Company and its affiliates maintain their cash accounts mainly in commercial banks located in the United States. The cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 at most of the banks.


3.   Inventories:

                  Raw materials               $  482,200
                  Work-in-process                276,000
                  Finished goods               2,812,432
                                              ----------

                                              $3,570,632
                                              ----------
                                              ----------

                              BERENSEN & COMPANY

                                                                          Page 8
                       MILADY BRASSIERE & CORSET CO., INC.
                                 AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                  JUNE 30, 1994


4. Property, plant and equipment:

              Land                                   $   84,820
              Building and improvements               1,000,117
              Machinery and equipment                 1,245,199
              Furniture and fixtures                     19,199
              Computer                                   34,100
              Transportation equipment                  204,023
              Leasehold improvements                    464,727
                                                     ----------

                                                      3,052,185
              Less accumulated depreciation
               and amortization                       2,475,423
                                                     ----------

                                                     $  576,762
                                                     ----------
                                                     ----------

5. Deferred income taxes:

   Effective July 1, 1993, the Company adopted the provisions of SFAS No. 109 "Accounting for Income Taxes." At June 30, 1994, the Company had net operating loss carryforwards of approximately $2,900,000 that expire in 2009. The recorded deferred tax asset, representing the expected benefit from the future realization of the net operating losses and other temporary differences, net of the valuation allowance, was $-0-, which equals the cumulative effect of the accounting change on the date of adoption.

   Net deferred tax benefits in the accompanying balance sheet as of June 30, 1994 includes the following components:

       Deferred tax liability                        $  (96,889)
       Deferred tax asset, including $1,145,000
        relating to the tax benefit of future
        net operating loss carryforwards              1,367,179
       Deferred tax asset valuation allowance        (1,145,000)
                                                     ----------

       Net deferred tax benefit                      $  125,290
                                                     ----------
                                                     ----------


6. Income taxes:

   For the year ended June 30, 1994, the Company recorded an income tax benefit consisting of the following:

       Current tax provision                           $(26,404)
       Deferred tax expense                             (94,814)
       Income tax benefit arising from
        the carryback of current year
        losses to prior periods                         304,420
                                                      ---------

                                                       $183,202
                                                      ---------
                                                      ---------

                             BERENSEN & COMPANY

                                                                          Page 9
                       MILADY BRASSIERE & CORSET CO., INC.
                                 AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                  JUNE 30, 1994



7. Mortgage receivable:

   The mortgage receivable reflects the amount received in August 1994 which was $144,182 less than the outstanding balance due.


8. Notes payable:

   The notes are payable to several banks at various dates through November 1994. The notes bear interest at the prime rate and were uncollateralized at June 30, 1994. Subsequent to June 30, 1994, the Company assigned a security interest in the accounts receivable to the banks. Interest expense related to these notes for the year ended June 30, 1994 was approximately $436,000.


9. Pension plans:

   a. The Company sponsors a defined benefit pension plan that covers all nonunion employees. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Company and compensation rates near retirement. Contributions to the plan reflect benefits attributed to employees' services to date, as well as services expected to be earned in the future.

       Plan assets consist primarily of common stock, investment-grade corporate bonds and asset backed securities.

       Pension expense for 1994 included the following components:

         Service cost for the period                      $ 47,431
         Interest cost on the projected benefit
          obligation                                        60,367
         Actual return on assets held in the plan          (71,652)
         Net amortization of prior service cost,
          transition liability and net gain                  2,120
                                                          --------
         Pension expense for the year ended
          June 30, 1994                                   $ 38,266
                                                          --------
                                                          --------

                              BERENSEN & COMPANY

                                                                         Page 10
                       MILADY BRASSIERE & CORSET CO., INC.
                                 AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                 JUNE 30, 1994


 9. Pension plans: (Continued)

    a. Continued

      The following sets forth the funded status of the plan and the amounts recognized in the Company's balance sheet at June 30, 1994:

      Actuarial present value of benefit obligations:
        Vested benefits                                   $922,865
        Nonvested benefits                                   1,591
                                                         ---------

        Accumulated benefit obligation                     924,456
        Effect of anticipated future compensation
         levels and other events                            23,731
                                                         ---------

        Projected benefit obligation                       948,187
        Fair value of assets held in the plan             (979,305)
                                                         ---------

        Excess of plan assets over projected
            obligation                                    $(31,118)
                                                         ---------
                                                         ---------

      The overfunded status consists of the following:

        Net unrecognized loss                             $(93,487)
        Unamortized liability at transition                 28,109
        Pension liability as of June 30, 1994               34,260
                                                         ---------

                                                          $(31,118)
                                                         ---------
                                                         ---------

       The weighted average discount rate used to measure the projected benefit obligation is 7%, the rate of increase in future compensation levels is 5% and the expected long-term rate of return on assets is 8%. The Company uses the straight-line method of amortization for unrecognized gains and losses.

       Contribution to the plan during the year ended June 30, 1994 was $48,000.

    b. The Company participates in a multi-employee union pension plan. The plan provides benefits to substantially all of the Company's union employees. For the year ended June 30, 1994, contributions to the plan amounted to approximately $274,000.

    c. The Company has a profit sharing plan covering certain salaried nonunion employees. No contributions were made to the plan for the year ended June 30, 1994. The plan covers employees on a noncontributory basis.

                              BERENSEN & COMPANY

                                                                         Page 11
                       MILADY BRASSIERE & CORSET CO., INC.
                                 AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                  JUNE 30, 1994




10. Lease commitments:

    The Company leases its office and showroom facilities under noncancellable operating leases.

    Minimum lease commitments for all noncancellable operating leases having a remaining term in excess of one year on June 30, 1994 are as follows:

             Years ending June 30, 1995               $462,000
                                   1996                471,000
                                   1997                353,000
                                   1998                 86,000

    Warehouse and manufacturing facilities are leased mainly through the affiliated real estate companies.

    Rental expense for the year ended June 30, 1994 is approximately $654,000.


11. Prior period adjustment:

    Retained earnings at the beginning of 1993 has been adjusted on Carib Manufacturing Corp. to correct an error in their due to affiliates and related parties account made in prior years.

                            BERENSEN & COMPANY

                       MILADY BRASSIERE & CORSET CO., INC.



                              FINANCIAL STATEMENTS
                            YEAR ENDED JUNE 30, 1993









                             H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

                       MILADY BRASSIERE & CORSET CO., INC.




                                    CONTENTS







                                                                          Page
                                                                        --------

Independent Auditor's Report                                               1

Financial Statements:

  Balance Sheet                                                            2

  Statement of Retained Earnings                                           3

  Statement of Income                                                      4

  Statement of Cash Flows                                                  5

  Notes to Financial Statements                                          6 - 11

Supplementary Information:

  Schedules of Manufacturing Overhead and Operating
    Expenses                                                            12 - 14

                           H.J. BEHRMAN & COMPANY
                         CERTIFIED PUBLIC ACCOUNTANTS

                             H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

                              215 LEXINGTON AVENUE
                              NEW YORK,  NY   10016



                          INDEPENDENT AUDITOR'S REPORT


To Milady Brassiere & Corset Co., Inc.:

We have audited the accompanying balance sheet of Milady Brassiere & Corset Co., Inc. as of June 30, 1993, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Milady Brassiere & Corset Co., Inc. as of June 30, 1993 and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The supplementary information included in the report (shown on pages 12 to 14) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly presented in all material respects in relation to the basic financial statements taken as a whole.


                                            /s/ H.J. Behrman & Company
                                            --------------------------
                                                H.J. Behrman & Company
New York, New York
September 1, 1993                                                     1.

                         MILADY BRASSIERE & CORSET CO., INC.

                             BALANCE SHEET - JUNE 30,1993

                                        ASSETS
       CURRENT ASSETS:
        Cash (Note 9)                                                        $1,228,436
        Accounts receivable (Note 6)                          $5,600,408
        Less:  Provision for discounts, doubtful
           accounts and advertising                              731,096      4,869,312
                                                            ------------    -----------
        Inventories:  (Note 7)
            Unallocated                                        5,834,100
            Allocated pursuant to customers' orders            1,055,000      6,889,100
                                                            ------------
        Loan receivable - related party (Note 6)                                136,958
        Corporate taxes refunds receivable                                      114,445
        Deferred income taxes (Note 3(a))                                       242,823
        Miscellaneous receivables and prepaid expenses                          310,681
                                                                            -----------
       TOTAL CURRENT ASSETS                                                  13,791,755

       EQUIPMENT AND LEASEHOLD IMPROVEMENTS NET OF
        ACCUMULATED DEPRECIATION AND AMORTIZATION OF
        $999,138 (Note 2(b))                                                     65,955

       OTHER ASSETS:
        Marketable securities - at cost
           (market value $41,245)                                 23,292
        Security deposits                                         13,257
        Deferred income taxes - noncurrent portion
           (Note 3(a))                                            74,170        110,719
                                                            ------------    -----------

                                                                            $13,968,429
                                                                            -----------
                                                                            -----------
                                  LIABILITIES
       CURRENT LIABILITIES:
        Notes payable (Note 4)                                              $6,200,000
        Accounts payable                                                       164,007
        Contractors payable - related parties (Note 6)                         185,254
        Accrued expenses                                                       224,611
        Loans payable - related parties (Note 6)                               781,653
        Customers' credit balances                                              69,831

       TOTAL CURRENT LIABILITIES                                             7,625,356

       COMMITMENTS AND CONTINGENCIES (Note 8)

                                SHAREHOLDERS' EQUITY

        Common stock - authorized 3,000 shares
          no par value, issued 2,900 shares                     $290,000
        Retained earnings                                      6,053,073
                                                            ------------
       TOTAL SHAREHOLDERS' EQUITY                                            6,343,073
                                                                           -----------

                                                                           $13,968,429
                                                                           -----------
                                                                           -----------

                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                            H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS                        2.

                         MILADY BRASSIERE & CORSET CO., INC.

                            STATEMENT OF RETAINED EARNINGS
                               YEAR ENDED JUNE 30, 1993


          Retained earnings - July 1, 1992                      $6,014,685


          Net income for the year                                   38,388
                                                               -----------

          RETAINED EARNINGS - JUNE 30, 1993                     $6,053,073
                                                               -----------
                                                               -----------




                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                            H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS                        3.

                         MILADY BRASSIERE & CORSET CO., INC.

                                STATEMENT OF INCOME
                             YEAR ENDED JUNE 30, 1993

SALES - LESS RETURNS                                                   $22,383,675

LESS:  SALES DISCOUNTS                                                   1,319,941
                                                                      ------------
NET SALES                                                               21,063,734

COST OF GOODS SOLD:
 Inventories - July 1, 1992                            $4,939,600
 Purchases                                              6,806,364
 Customs duty and brokerage                               306,814
 Freight in                                                91,004
 Factory labor                                            628,842
 Contractors' charges                                   6,561,560
 Union expenses                                           827,826
 Packing materials                                        106,694
 Manufacturing overhead (Note 10)                       1,556,736
                                                     ------------

                                                       21,825,440
 Less:  Inventories - June 30, 1993                     6,889,100
                                                     ------------
COST OF GOODS SOLD                                                      14,936,340
                                                                      ------------

GROSS PROFIT ON SALES                                                    6,127,394

OPERATING EXPENSES:
 Selling and shipping                                   3,935,281
 General and administrative                             1,546,408
 Other deductions (income) - net                          545,844

TOTAL OPERATING EXPENSES                                                 6,027,533
                                                                     -------------

NET INCOME BEFORE TAXES ON INCOME                                           99,861

PROVISION FOR INCOME TAXES:  (Note 3)
 Current                                                   74,882
 Deferred tax benefit                                     (13,409)          61,473
                                                     ------------    -------------
NET INCOME                                                                 $38,388
                                                                     -------------
                                                                     -------------


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                             H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS                        4.

                         MILADY BRASSIERE & CORSET CO., INC.

                               STATEMENT OF CASH FLOWS
                               YEAR ENDED JUNE 30, 1993


CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                $38,388
 Add adjustments to reconcile net income
   to net cash used in operating activities:
    Depreciation and amortization                                           33,207
 Changes in operating assets and liabilities:
   Decrease in accounts receivable                                       2,243,903
   (Increase) in inventories                                            (1,949,500)
   (Increase) in prepaid expenses and other
     receivables                                                          (269,571)
   (Decrease) in accounts payable and
     accrued expenses                                                     (788,731)
   (Increase) in deferred income taxes                                     (13,409)
   (Decrease) in corporate income taxes payable                             (7,794)
                                                                      ------------

NET CASH USED IN OPERATING ACTIVITIES                                     (713,507)

NET CASH USED IN INVESTING ACTIVITIES:
 Purchase of property and equipment                                         (1,642)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in notes payable                               $900,000
 Increase in loans payable - related parties               20,814
                                                     ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                  920,814
                                                                      ------------
NET INCREASE IN CASH                                                       205,665

CASH AT BEGINNING OF YEAR                                                1,022,771
                                                                      ------------

CASH AT END OF YEAR                                                     $1,228,436
                                                                      ------------
                                                                      ------------
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the year for:
   Interest                                                               $426,330
   Income taxes                                                            211,564



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                            H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS                        5.

                         MILADY BRASSIERE & CORSET CO., INC.

                           NOTES TO FINANCIAL STATEMENTS
                              YEAR ENDED JUNE 30, 1993



NOTE 1 - ORGANIZATION:

          Milady Brassiere & Corset Co., Inc. manufactures and sells ladies' swimwear, sportswear and foundation garments. These products are sold to customers located primarily throughout the United States of America.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   (a) Inventories are valued at the lower of cost (first-in, first-out) or market.

   (b) Machinery and fixtures, transportation equipment, leasehold improvements and computer software are stated at cost. Additions and betterments which substantially extend the useful life are capitalized.

          Depreciation and amortization have been computed using the following lives and methods:

                                                            Depreciation and
                              Life                         Amortization Methods
                                                           --------------------
Machinery and fixtures       5 and                 150%-200% declining balance
                            10 years                    and straight-line
Transportation equipment    4 years                200% declining balance
Leasehold improvements     Lease life              Straight-line
Computer software           5 years                Straight-line

The equipment and leasehold improvements consist of the following:


                                                          Accumulated
                                                         Depreciation
                                                             and           Book
                                           Cost          Amortization      Value
                                       ------------      ------------  -----------
Machinery and fixtures                    $566,166         $559,577         $6,589
Transportation equipment                    21,700           21,700              -
Leasehold improvements                     443,127          385,726         57,401
Computer software                           34,100           32,135          1,965
                                       -----------       ----------    -----------
                                        $1,065,093         $999,138        $65,955
                                       -----------       ----------    -----------
                                       -----------       ----------    -----------



                                 H.J. BEHRMAN & COMPANY
                              CERTIFIED PUBLIC ACCOUNTANTS                    6.

                         MILADY BRASSIERE & CORSET CO., INC.

                           NOTES TO FINANCIAL STATEMENTS
                              YEAR ENDED JUNE 30, 1993


NOTE 3 - INCOME TAXES:

   (a)    Deferred Income Taxes:

          Deferred income taxes arise by reason of timing differences in reporting certain expense items in different periods for financial reporting and income tax reporting and are comprised of the following components:

          Difference in recognition of bad debt expense                 $137,909
          Difference in inventory valuation due to uniform
               capitalization rules pursuant to Internal Revenue
               Code Section 263A                                         104,914
          Other components                                                74,170
                                                                    ------------
                                                                         316,993
          Less:  Noncurrent portion                                       74,170
                                                                    ------------
                                                                        $242,823

                                                                    ------------
                                                                    ------------
   (b)    Income Tax Rate:

          The effective tax rate of 62% in 1993, differs from the effective statutory rate of 40% principally because of income tax examinations of the years ended June 30, 1991 and 1990, and the application of foreign tax credits.


NOTE 4 - NOTES PAYABLE:

          The notes payable are payable to banks on demand including interest at the prime rate. Notes payable are payable at various dates to September 20, 1993.
          The Company's bank debt was reduced from a level of $10,800,000 during the fiscal year ended June 30, 1993 to $4,700,000 on August 30, 1993.

NOTE 5 - PENSION PLANS:

   (a) The Company sponsors a defined benefit pension plan that covers all nonunion employees. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Company and compensation rates near retirement.
          Contributions to the plan reflect benefits attributed to employees' service to date, as well as services expected to be earned in the future. Plan assets consist of primarily common stock, investment-grade corporate bonds and asset backed securities.

                                 H.J. BEHRMAN & COMPANY
                              CERTIFIED PUBLIC ACCOUNTANTS                    7.

                         MILADY BRASSIERE & CORSET CO., INC.

                           NOTES TO FINANCIAL STATEMENTS
                              YEAR ENDED JUNE 30, 1993


NOTE 5 - PENSION PLANS: (Continued)

          Pension expense for 1993 includes the following components:
            Service cost of the current period                          $46,540
            Interest cost on the projected benefit obligation            54,986
            Actual return on assets held in the plan                    (93,835)
            Net amortization of prior service cost, transition
             liability and net gain                                      32,303
                                                                   ------------

          Pension expense                                               $39,994
                                                                   ------------

          The following sets forth the funded status of the plan and the amounts shown in the accompanying balance sheet at June 30, 1993:

          Actuarial present value of benefit obligations:
            Vested benefits                                            $833,186
            Nonvested benefits                                            6,732
                                                                   ------------

            Accumulated benefit obligation                              839,918
            Effect on anticipated future compensation levels and
              other events                                               25,939

            Projected benefit obligation                                865,857
            Fair value of assets held in the plan                      (903,656)
                                                                   ------------
            Excess of plan assets over projected benefit
              obligation                                               ($37,799)
                                                                   ------------
                                                                   ------------
          The unfunded excess consists of the following:
            Net unrecognized loss from past experience
             different than assumed                                   ($112,245)
            Unamortized liability at transition                          30,452
            Pension liability included in the balance sheet              43,994
                                                                   ------------
                                                                       ($37,799)
                                                                   ------------
                                                                   ------------

          The weighted average discount rate used to measure the projected benefit obligation is 7% the rate of increase in future compensation levels is 6% and the expected long-term rate of return on assets is 8%. The Company uses the straight-line method of amortization for unrecognized gains and losses.

          The contribution to the plan during the year ended June 30, 1993 amounted to $48,000.

   (b) The Company participates in a multi-employee union pension plan. The plan provides benefits to substantially all of the Company's union employees. Amounts charged to pension plan cost (union expense) and contributed to the plan for the year ended June 30, 1993 amounted to $43,851.


                             H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS                        8.

                         MILADY BRASSIERE & CORSET CO., INC.

                           NOTES TO FINANCIAL STATEMENTS
                              YEAR ENDED JUNE 30, 1993


NOTE 5 - PENSION PLANS: (Continued)

   (c) The Company has a profit sharing plan covering certain salaried nonunion employees. No contributions were made to the plan for the year ended June 30, 1993. The plan covers employees on a noncontributory basis.


NOTE 6 - RELATED PARTY TRANSACTIONS:

          The Company uses contract labor and rents space and equipment supplied by related parties and sells merchandise to a related party. Obligations to or from related parties at June 30, 1993 were as follows:

          Accounts receivable                                          $213,385
          Contractors payable                                           185,254
          Loans payable (at an annual interest rate
            of 5%, without stated terms of repayment)                   781,653

          Contract labor and rentals charged by related parties were as follows:

          Contract labor - manufacturing                             $4,845,673
                         - shipping                                     706,210
          Rental of space (Note 8(a))                                   101,400
          Rental of equipment                                           221,110
          Sale of merchandise                                           215,906
          Interest expense                                               33,615

          Loan receivable - related party $136,958:

          This amount represents monies due from a foreign related party that supplies contract labor to the Company. The loan bears no interest and has no stated terms for repayment.


NOTE 7 - INVENTORIES:

   (a) Inventory on hand as of the balance sheet date includes $1,055,000 allocated for shipment pursuant to customer purchase orders.

   (b)    Inventories at June 30, 1993 consist of:
             Finished goods                                          $5,712,400
             Work in process                                             97,300
             Raw materials                                            1,079,400
                                                                   ------------
                                                                     $6,889,100
                                                                   ------------
                                                                   ------------

                             H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS                        9.

                         MILADY BRASSIERE & CORSET CO., INC.

                           NOTES TO FINANCIAL STATEMENTS
                              YEAR ENDED JUNE 30, 1993

NOTE 8 - COMMITMENTS AND CONTINGENCIES:

   (a)    Lease Obligations:

          The Company leases office, factory and show room space from related and unrelated parties. Currently, there is no lease with related parties for space and equipment used by the Company. Rental of these assets are on a month to month basis.

          Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of June 30, 1993 for each of the next five years and in the aggregate are:

          Year Ended                                          Parties
           June 30,                          Total        Related           Unrelated
          ---------                      -----------    ------------     -----------
               1994                         $422,236     $    -             $422,236
               1995                          366,888           -             366,888
               1996                          365,501           -             365,501
               1997                          247,080           -             247,080
               1998                           97,466           -              97,466
        Thereafter                            94,536           -              94,536
                                         -----------     -----------     -----------
        Total minimum future rental       $1,593,707     $     -          $1,593,707
                                         -----------     -----------     -----------
                                         -----------     -----------     -----------


          Minimum future rentals do not include contingent rentals that may be received under certain leases for reimbursement of the tenant's allocable portion of real estate taxes and certain other operating expenses. Contingent rentals in 1993 paid to unrelated parties were $15,746.

          The Company has leased warehouse space from a related party. The warehouse property is subject to a mortgage note with an unpaid balance at June 30, 1993 of $14,237 which the Company has guaranteed.

   (b)    Notes Payable - Related Party:

          The Company has guaranteed notes payable on behalf of a related party in the amount of $157,200.

NOTE 9 - CASH - CONCENTRATION OF CREDIT RISK:

          The Company maintains checking and money market accounts, with banks, that exceed the amount insured by the Federal Deposit Insurance Corporation in the amount of $870,000.


                             H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS                       10.

                         MILADY BRASSIERE & CORSET CO., INC.

                           NOTES TO FINANCIAL STATEMENTS
                              YEAR ENDED JUNE 30, 1993


NOTE 10 - CHANGES IN CLASSIFICATION OF CERTAIN EXPENSES:

          The components of manufacturing overhead shown on the statement of income have been changed from prior years. An allocable portion of administrative expenses incurred as a result of the Company's manufacturing activities (previously classified as selling and administrative expenses) have been included in manufacturing overhead. These components were included in the overhead applied to inventories in prior years.


                             H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS                       11.

                       MILADY BRASSIERE & CORSET CO., INC.

                            SUPPLEMENTARY INFORMATION
                             MANUFACTURING OVERHEAD
                            YEAR ENDED JUNE 30, 1993






Salaries:
  Executive - allocated                                             $   96,020
  IBM - allocated                                                       70,956
  Production and designing                                             609,267
Rent - allocated                                                       165,560
Telephone - allocated                                                   21,644
Light and power                                                         64,988
Factory supplies and maintenance                                        41,912
Equipment rental and expenses - allocated                               72,965
Payroll taxes - allocated                                              163,940
Insurance - allocated                                                   74,827
Depreciation charges - allocated                                        25,301
Sample and designing expenses                                          149,356
                                                                    ----------

                                                                    $1,556,736
                                                                    ----------
                                                                    ----------

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                                                             12.

                             H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

                       MILADY BRASSIERE & CORSET CO., INC.

                            SUPPLEMENTARY INFORMATION
                               OPERATING EXPENSES

                             YEAR ENDED JUNE 30, 1993


SELLING AND SHIPPING:
  Executive salary - supervision - allocated                        $  240,101
  Salesmen's salaries and commissions                                1,202,822
  Shipping salaries                                                    359,339
  Shipping supplies and expenses                                       759,913
  Rent - allocated                                                     340,520
  Payroll taxes - allocated                                             97,981
  Insurance - allocated                                                 29,065
  Travel and entertainment                                             134,944
  Freight and parcel post                                               69,551
  Advertising                                                          645,493
  Depreciation and amortization charges - allocated                      2,652
  Out of town showroom rents and expenses                               52,900
                                                                    ----------
                                                                    $3,935,281
                                                                    ----------
                                                                    ----------

GENERAL AND ADMINISTRATIVE:
  Salaries:
    Executive - allocated                                           $   47,959
    Office                                                             423,730
    I.B.M. - allocated                                                 165,563
  Payroll taxes - allocated                                             83,836
  Stationery and printing                                               50,790
  Equipment rental and expenses - allocated                            170,250
  Insurance - allocated                                                  9,688
  Dues and subscriptions                                                10,496
  Telephone - allocated                                                122,652
  Professional fees                                                    137,861
  Postage                                                               22,305
  Sundry taxes                                                          26,456
  Rent - allocated                                                      15,858
  Depreciation and amortization charges - allocated                      5,254
  Employee benefits                                                    154,278
  Miscellaneous                                                         99,432
                                                                    ----------
                                                                    $1,546,408
                                                                    ----------
                                                                    ----------


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                                                             13.
                             H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

                       MILADY BRASSIERE & CORSET CO., INC.

                            SUPPLEMENTARY INFORMATION
                               OPERATING EXPENSES
                            YEAR ENDED JUNE 30, 1993



OTHER DEDUCTIONS (INCOME) - NET:
  Interest expense                                                   $ 489,559
  Charitable contributions                                              12,750
  Contributions to employees' pension plan (Note 5(a))                  39,994
  Provision for doubtful accounts                                      152,067
  Purchase discounts                                                   (20,845)
  Royalty income                                                      (114,970)
  Miscellaneous income                                                 (12,711)
                                                                    ----------

                                                                     $ 545,844
                                                                    ----------
                                                                    ----------


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                                                                             14.
                                  H.J. BEHRMAN & COMPANY
                               CERTIFIED PUBLIC ACCOUNTANTS

                       MILADY BRASSIERE & CORSET CO., INC.



                              FINANCIAL STATEMENTS
                            YEAR ENDED JUNE 30, 1992




                             H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

                  MILADY BRASSIERE & CORSET CO., INC.



                                     CONTENTS


                                                                     Page
                                                                     ----

       Independent Auditor's Report                                    1


       Financial Statements:

            Balance Sheet                                              2

            Statement of Retained Earnings                             3

            Statement of Income                                        4

            Statement of Cash Flows                                    5

            Notes to Financial Statements                            6 - 10

       Supplementary Information:

            Schedules of Manufacturing Overhead and
             Operating Expenses                                     11 - 13




                          H.J. BEHRMAN & COMPANY
                       CERTIFIED PUBLIC ACCOUNTANTS

                             H.J. BEHRMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

                              215 LEXINGTON AVENUE
                              NEW YORK,  NY   10016



                          INDEPENDENT AUDITOR'S REPORT


To Milady Brassiere & Corset Co., Inc.:

We have audited the accompanying balance sheet of Milady Brassiere & Corset Co., Inc. as of June 30, 1992, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Milady Brassiere & Corset Co., Inc. as of June 30, 1992 and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The supplementary information included in the report (shown on pages 11 to 13) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly presented in all material respects in relation to the basic financial statements taken as a whole.



                                                      /s/ H.J. Behrman & Company
                                                      --------------------------
                                                          H.J. Behrman & Company
New York, New York
September 3, 1992                                                     1.

                  MILADY BRASSIERE & CORSET CO., INC.

                    BALANCE SHEET - JUNE 30, 1992


                                 ASSETS
CURRENT ASSETS:
  Cash                                                                       $1,022,771
  Accounts receivable                                    $8,014,241
  Less:  Provision for discounts, doubtful
    accounts and advertising                                897,834           7,116,407
                                                      -------------
  Inventories                                                                 4,939,600
  Loan receivable - related party (Note 6)                                      115,020
  Miscellaneous receivables and prepaid expenses                                177,494
                                                                           ------------

TOTAL CURRENT ASSETS                                                         13,371,292

EQUIPMENT AND LEASEHOLD IMPROVEMENTS NET OF
  ACCUMULATED DEPRECIATION AND AMORTIZATION OF
  $965,932 (Note 2(b))                                                           97,519

OTHER ASSETS:
  Marketable securities - at cost
   (market value $27,371)                                    20,100
  Security deposits                                          13,257
  Deferred income taxes (Note 3)                            303,584             336,941
                                                      -------------        ------------
                                                                            $13,805,752
                                                                           ------------
                                                                           ------------
                                     LIABILITIES
CURRENT LIABILITIES:
  Notes payable (Note 4)                                                     $5,300,000
  Accounts payable                                                              396,479
  Contractors payable - related parties (Note 6)                                598,743
  Accrued expenses                                                              378,981
  Loans payable - related parties (Note 6)                                      760,839
  Customers' credit balances                                                     58,231
  Corporate income tax payable                                                    7,794
                                                                           ------------

TOTAL CURRENT LIABILITIES                                                     7,501,067

COMMITMENTS AND CONTINGENCIES (NOTE 7)

                          SHAREHOLDERS' EQUITY

Common stock - authorized 3,000 shares
  no par value, issued 2,900 shares                        $290,000
Retained earnings                                         6,014,685
                                                      -------------
TOTAL SHAREHOLDERS' EQUITY                                                    6,304,685
                                                                           ------------

                                                                            $13,805,752
                                                                           ------------
                                                                           ------------

         SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                     H.J. BEHRMAN & COMPANY
                   CERTIFIED PUBLIC ACCOUNTANTS                               2.

                  MILADY BRASSIERE & CORSET CO., INC.

                    STATEMENT OF RETAINED EARNINGS
                       YEAR ENDED JUNE 30, 1992


Retained earnings - July 1, 1991                            $5,769,047


Net income for the year                                        245,638
                                                          ------------

RETAINED EARNINGS - JUNE 30, 1992                           $6,014,685
                                                          ------------
                                                          ------------





         SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                      H.J. BEHRMAN & COMPANY
                   CERTIFIED PUBLIC ACCOUNTANTS                               3.

                  MILADY BRASSIERE & CORSET CO., INC.

                         STATEMENT OF INCOME
                      YEAR ENDED JUNE 30, 1992

SALES - LESS RETURNS                                                        $27,228,156

LESS:  SALES DISCOUNTS                                                        1,470,003
                                                                           ------------
NET SALES                                                                    25,758,153

COST OF GOODS SOLD:
  Inventories - July 1, 1991                             $3,412,255
  Purchases                                               8,147,746
  Customs duty and brokerage                                324,504
  Freight in                                                108,657
  Factory labor                                             746,794
  Contractors' charges                                    7,617,188
  Union expenses                                            941,919
  Packing materials                                         153,898
  Manufacturing overhead                                  1,383,483
                                                      -------------
                                                         22,836,444
  Less:  Inventories - June 30, 1992                      4,939,600
                                                      -------------

COST OF GOODS SOLD                                                           17,896,844
                                                                           ------------

GROSS PROFIT ON SALES                                                         7,861,309

OPERATING EXPENSES:
  Selling and shipping                                    4,515,975
  General and administrative                              1,910,970
  Other deductions (income) - net                         1,015,492
                                                      -------------
TOTAL OPERATING EXPENSES                                                      7,442,437
                                                                           ------------

NET INCOME BEFORE TAXES ON INCOME                                               418,872

PROVISION FOR INCOME TAXES:
  Current                                                   171,815
  Deferred (Note 3)                                           1,419             173,234
                                                      -------------        ------------
NET INCOME                                                                     $245,638
                                                                           ------------
                                                                           ------------


         SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                     H.J. BEHRMAN & COMPANY
                   CERTIFIED PUBLIC ACCOUNTANTS                               4.

                  MILADY BRASSIERE & CORSET CO., INC.

                        STATEMENT OF CASH FLOWS
                       YEAR ENDED JUNE 30, 1992

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                   $245,638
  Add adjustments to reconcile net income
   to net cash used in operating activities:
    Depreciation and amortization                                                55,535
  Changes in operating assets and liabilities:
   (Increase) in accounts receivable                                           (255,014)
   (Increase) in inventories                                                 (1,527,345)
   Decrease in prepaid expenses and other
    receivables                                                                 278,490
  (Decrease) in accounts payable and
    accrued expenses                                                            (47,343)
  Decrease in deferred income taxes                                               1,419
  Increase in corporate income taxes payable                                      7,794
                                                                           ------------
NET CASH USED IN OPERATING ACTIVITIES                                        (1,240,826)

NET CASH USED IN INVESTING ACTIVITIES:
  Purchase of property and equipment                                            (80,869)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in notes payable                              $1,100,000
  (Decrease) in loans payable - related parties             (89,932)
                                                      -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                     1,010,068
                                                                           ------------

NET DECREASE IN CASH                                                           (311,627)

CASH AT BEGINNING OF YEAR                                                     1,334,398
                                                                           ------------

CASH AT END OF YEAR                                                          $1,022,771
                                                                           ------------
                                                                           ------------

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
   Interest                                                                    $527,065
   Income taxes                                                                 115,250




         SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                          H.J. BEHRMAN & COMPANY
                       CERTIFIED PUBLIC ACCOUNTANTS                           5.

                MILADY BRASSIERE & CORSET CO., INC.

                    NOTES TO FINANCIAL STATEMENTS
                       YEAR ENDED JUNE 30, 1992


NOTE 1 - ORGANIZATION:

          Milady Brassiere & Corset Co., Inc. manufactures and sells ladies' swimwear, sportswear and foundation garments. These products are sold to customers located primarily throughout the United States of America.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   (a) Inventories are valued at the lower of cost (first-in, first out) or market.

   (b) Machinery and fixtures, transportation equipment, leasehold improvements and computer software are stated at cost. Additions and betterments which substantially extend the useful life are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation and amortization are moved from the accounts and the resulting gain or loss, if any is reflected in income.

          Depreciation and amortization have been computed using the following lives and methods:

                                                            Depreciation and
                                           Life           Amortization Methods
                                       ------------       --------------------
          Machinery and fixtures          5 and           150%-200% declining balance
                                         10 years           and straight-line
          Transportation equipment        4 years         200% declining balance
          Leasehold improvements         Lease life       Straight-line
          Computer software               5 years         Straight-line

          The equipment and leasehold improvements consist of the following:


                                                             Accumulated
                                                            Depreciation
                                                                 and               Book
                                                Cost         Amortization          Value
                                           -------------    -------------      ------------
          Machinery and fixtures              $564,524         $564,524             $18,206
          Transportation equipment              21,700           21,700                 -
          Leasehold improvements               443,127          369,707              73,420
          Computer software                     34,100           28,207               5,893
                                           -----------      -----------        ------------
                                            $1,063,451         $984,138             $97,519
                                           -----------      -----------        ------------
                                           -----------      -----------        ------------


                      H.J. BEHRMAN & COMPANY
                   CERTIFIED PUBLIC ACCOUNTANTS                               6.

                  MILADY BRASSIERE & CORSET CO., INC.

                   NOTES TO FINANCIAL STATEMENTS
                       YEAR ENDED JUNE 30, 1992


NOTE 3 - DEFERRED INCOME TAXES:

          Deferred income taxes arise by reason of timing differences in reporting certain expense items in different periods for financial reporting and income tax reporting and are comprised of the following components:

          Difference in recognition of bad debt expense                $186,891
          Difference in inventory valuation due to uniform
              capitalization rules pursuant to Internal Revenue
              Code Section 263A                                          83,017
          Other components                                               33,676
                                                                   ------------

                                                                       $303,584
                                                                   ------------
                                                                   ------------
NOTE 4 - NOTES PAYABLE:

          The notes payable are payable to banks on demand including interest at the prime rate. Notes payable are payable at various dates to September 29, 1992.

          The Company's bank debt was reduced from a level of $10,300,000 during the fiscal year ended June 30, 1992 to $2,850,000 on August 31, 1992.


NOTE 5 - PENSION PLANS:

   (a) The Company sponsors a defined benefit pension plan that covers all nonunion employees. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Company and compensation rates near retirement.
          Contributions to the plan reflect benefits attributed to employees' services to date, as well as services expected to be earned in the future. Plan assets consist of primarily common stock, investment-grade corporate bonds and asset backed securities.

          Pension expense for 1992 includes the following components:
            Service cost of the current period                          $51,595
            Interest cost on the projected benefit obligation            52,284
            Actual return on assets held in the plan                   (112,326)
            Net amortization of prior service cost, transition
             liability and net gain                                      60,447
                                                                   ------------
         Pension expense                                                $52,000
                                                                   ------------
                                                                   ------------



                         H.J. BEHRMAN & COMPANY
                      CERTIFIED PUBLIC ACCOUNTANTS                            7.

                  MILADY BRASSIERE & CORSET CO., INC.

                    NOTES TO FINANCIAL STATEMENTS
                       YEAR ENDED JUNE 30, 1992

NOTE 5 - PENSION PLANS: (Continued)

          The following sets forth the funded status of the plan and the amounts shown in the accompanying balance sheet at June 30, 1992:

          Actuarial present value of benefit obligations:
            Vested benefits                                           $795,489
            Nonvested benefits                                           4,949
                                                                  ------------
            Accumulated benefit obligation                             800,438
            Effect of anticipated future compensation levels and
             other events                                               30,438
                                                                  ------------
            Projected benefit obligation                               830,876
            Fair value of assets held in the plan                     (804,185)
                                                                  ------------
            Unfunded excess of projected benefit obligation
              over plan assets                                         $26,691
                                                                  ------------
                                                                  ------------
          The unfunded excess consists of the following:
          Net unrecognized loss from past experience
          different than assumed                                       (58,104)
            Unamortized liability at transition                         32,795
            Pension liability included in the balance sheet             52,000
                                                                  ------------
                                                                       $26,691
                                                                  ------------
                                                                  ------------

          The weighted average discount rate used to measure the projected benefit obligation is 7% the rate of increase in future compensation levels is 6% and the expected long-term rate of return on assets is 8%. The Company uses the straight-line method of amortization for unrecognized gains and losses.

          The contribution to the plan for the year ended June 30, 1992 amounted to $52,000.

   (b) The Company participates in a multi-employee union pension plan. The plan provides benefits to substantially all the Company's union employees. Amounts charged to pension plan cost (union expense) and contributed to the plan for the year ended June 30, 1992 amounted to $51,136.

   (c) The Company has a profit sharing plan covering certain salaried nonunion employees. Contributions to the plan for the year ended June 30, 1992 amounted to $30,000. The plan covers employees on a noncontributory basis.



                          H.J. BEHRMAN & COMPANY
                       CERTIFIED PUBLIC ACCOUNTANTS                           8.

                  MILADY BRASSIERE & CORSET CO., INC.

                    NOTES TO FINANCIAL STATEMENTS
                       YEAR ENDED JUNE 30, 1992


NOTE 6 - RELATED PARTY TRANSACTIONS:

          The Company uses contract labor and rents space and equipment supplied by related parties and sells merchandise to a related party. Obligations to related parties at June 30, 1992 were as follows:

          Contractors payable                                          $598,743
          Loans payable (at an annum interest rate
            of 7%, no stated terms of repayment)                        760,839

          Contract labor and rentals charged by related parties were as follows:

          Contract labor - manufacturing                             $5,801,351
                         - shipping                                     762,913
          Rental of space (Note 7 (a))                                  126,280
          Rental of equipment                                           264,765
          Sale of merchandise                                           255,467
          Interest expense                                               47,723

          Loan receivable - related party $115,020:

          This amount represents monies due from a foreign related party that supplies contract labor to the Company. The loan bears no interest and has no stated terms for repayment.


NOTE 7 - COMMITMENTS AND CONTINGENCIES:

   (a)    Lease Obligations:

          The Company leases office, factory and show room space from related and unrelated parties.

          Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of June 30, 1992 for each of the next five years and in the aggregate are:

                                                                      Parties
          Year Ended                                     ----------------------------------
           June 30,                           Total          Related            Unrelated
         -----------                     -------------   --------------       -------------
          1993                               $493,605          $67,500            $426,105
          1994                                327,634              -               327,634
          1995                                251,138              -               251,138
          1996                                259,709              -               259,709
          1997                                150,653              -               150,653
          Thereafter                            2,930              -                 2,930
                                         ------------     ------------        ------------
          Total minimum future rental      $1,485,669          $67,500          $1,418,169
                                         ------------     ------------        ------------
                                         ------------     ------------        ------------

                          H.J. BEHRMAN & COMPANY
                       CERTIFIED PUBLIC ACCOUNTANTS                           9.

                  MILADY BRASSIERE & CORSET CO., INC.

                    NOTES TO FINANCIAL STATEMENTS
                        YEAR ENDED JUNE 30, 1992



NOTE 7 - COMMITMENTS AND CONTINGENCIES:  (Continued)

          Minimum future rentals do not include contingent rentals that may be received under certain leases for reimbursement of the tenant's allocable portion of real estate taxes and certain other operating expenses. Contingent rentals in 1992 paid to unrelated parties were $33,302.

          The Company has leased warehouse space from a related party. The warehouse property is subject to a mortgage note with an unpaid balance at June 30, 1992 of $117,500 which the Company has guaranteed.

   (b)    Notes Payable - Related Party:

          The Company has guaranteed notes payable on behalf of a related party in the amount of $413,943.





                          H.J. BEHRMAN & COMPANY
                       CERTIFIED PUBLIC ACCOUNTANTS                          10.

                              MILADY BRASSIERE & CORSET CO., INC.

                                   SUPPLEMENTARY INFORMATION
                                    MANUFACTURING OVERHEAD
                                   YEAR ENDED JUNE 30, 1992

Salaries:
  Production and designing                                  $ 670,746
  Machinists                                                    5,980
Rent - allocated                                              137,634
Light and power                                                72,274
Factory supplies and maintenance                               78,162
Payroll taxes - allocated                                     158,651
Insurance - allocated                                          62,339
Depreciation charges - allocated                               43,897
Sample and designing expenses                                 153,800
                                                           -----------

                                                            $1,383,483
                                                           -----------
                                                           -----------

                    SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                                                                             11.

                                  H.J. BEHRMAN & COMPANY
                               CERTIFIED PUBLIC ACCOUNTANTS

                              MILADY BRASSIERE & CORSET CO., INC.

                                   SUPPLEMENTARY INFORMATION
                                      OPERATING EXPENSES
                                   YEAR ENDED JUNE 30, 1992

SELLING AND SHIPPING:
  Executive salary - supervision                            $  390,150
  Salesmen's salaries and commissions                        1,476,928
  Shipping salaries                                            366,243
  Shipping supplies and expenses                               801,851
  Rent - allocated                                             352,263
  Payroll taxes - allocated                                    104,430
  Insurance - allocated                                         31,169
  Travel and entertainment                                     127,467
  Freight and parcel post                                      124,193
  Advertising                                                  669,341
  Depreciation and amortization charges - allocated              5,000
  Out of town showroom rents and expenses                       66,940
                                                            ----------

                                                            $4,515,975
                                                            ----------
                                                            ----------


GENERAL AND ADMINISTRATIVE:
  Salaries:
    Executive                                               $  103,850
    Office                                                     448,974
    I.B.M.                                                     245,728
  Payroll taxes - allocated                                     79,874
  Stationery and printing                                       57,594
  Equipment rental and expenses                                304,719
  Insurance - allocated                                         10,285
  Dues and subscriptions                                        19,439
  Telephone and telegraph                                      155,394
  Professional fees                                            189,367
  Postage                                                       26,201
  Sundry taxes                                                  25,820
  Rent - allocated                                              11,185
  Depreciation and amortization charges - allocated              6,638
  Employee benefits                                            155,906
  Miscellaneous                                                 69,996
                                                            ----------

                                                            $1,910,970
                                                            ----------
                                                            ----------

                    SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                                                                             12.

                                  H.J. BEHRMAN & COMPANY
                               CERTIFIED PUBLIC ACCOUNTANTS

                              MILADY BRASSIERE & CORSET CO., INC.

                                   SUPPLEMENTARY INFORMATION
                                      OPERATING EXPENSES
                                   YEAR ENDED JUNE 30, 1992

OTHER DEDUCTIONS (INCOME) - NET:
  Interest expense                                                    $  535,022
  Charitable contributions                                                 5,108
  Contributions to employees' pension plan (Note 5(a))                    52,000
  Contributions to employees' profit sharing plan  (Note 5(c))            30,000
  Provision for doubtful accounts                                        528,772
  Purchase discounts                                                     (25,321)
  Royalty income                                                        (102,312)
  Miscellaneous income                                                    (7,777)
                                                                      -----------

                                                                      $1,015,492
                                                                      -----------
                                                                      -----------


                    SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS


                                  H.J. BEHRMAN & COMPANY
                               CERTIFIED PUBLIC ACCOUNTANTS

APPAREL AMERICA, INC.
CONDENSED PRO FORMA BALANCE SHEETS (UNAUDITED)
(in thousands)

                                                Apparel
                                             America, Inc.    Milady
                                             ------------   ----------
                                               April 30,     March 31,
       ASSETS                                    1995          1995       Adjustments   Pro forma
       ------                                ------------   -----------   -----------   ---------
CURRENT ASSETS:
 Cash and cash equivalents                      $    22       $   221    $   (221)(1)    $    22
 Accounts receivable                                230         6,346      (6,346)(1)        230
 Due from factor - net                            2,507             -      (1,000)(2)      1,507
 Inventories                                      9,003         3,807      (3,807)(1)      9,503
                                                                              500 (2)
 Due from affiliates                                273         1,239      (1,239)(1)        273
 Prepaid expenses and other current assets           59           562        (562)(1)         59
                                                -------       -------    --------        -------

      TOTAL CURRENT ASSETS                       12,094        12,175     (12,675)        11,594
                                                -------       -------    --------        -------

PROPERTY AND EQUIPMENT,net                        1,655            37         (37)(1)      1,655
                                                -------       -------    --------        -------

INTANGIBLES AND OTHER ASSETS:
 Tradenames                                           -             -       1,700 (2)      1,700
 Cost in excess of net assets acquired,
  less accumulated amortization                   4,687             -            -         4,687
 Other assets                                        10           237        (237)(1)         10
                                                -------       -------    --------        -------

                                                  4,697           237       1,463          6,397
                                                -------       -------    --------        -------

                                                $18,446       $12,449    $(11,249)       $19,646
                                                -------       -------    --------        -------
                                                -------       -------    --------        -------

                                                                            F-51


APPAREL AMERICA, INC.
CONDENSED PRO FORMA BALANCE SHEETS (UNAUDITED) - CONTINUED
(in thousands)


                                               Apparel
                                            America, Inc.       Milady
    LIABILITIES AND                        --------------      ---------
 STOCKHOLDERS' EQUITY                         April 30,        March 31,
       (DEFICIT)                                1995             1995      Adjustments  Pro forma
---------------------                      --------------      ---------   -----------  ---------
CURRENT LIABILITIES:
 Note payable - tradenames                     $      -       $     -     $ 1,200 (2)     $1,200
 Notes payable - banks                                -         7,470      (7,470)(1)          -
 Accounts payable                                 2,732           756        (756)(1)      2,732
 Current portion of long-term debt                1,448             -           -          1,448
 Current portion of deferred
   interest                                         604             -           -            604
 Other current liabilities and
   accrued expenses                                 798           353        (353)(1)        798
 Accrued compensation                               904             -           -            904
 Due to affiliates                                  506         1,220      (1,220)(1)        506
                                               --------       -------    --------       --------

      TOTAL CURRENT LIABILITIES                   6,992         9,799      (8,599)         8,192
                                               --------       -------    --------       --------

LONG-TERM DEBT, LESS CURRENT
 PORTION                                          6,823             -           -          6,823

DEFERRED INTEREST - LONG-TERM
 PORTION                                          1,313             -           -          1,313

DIVIDENDS PAYABLE                                 2,160             -           -          2,160

SUBORDINATED NOTE
 PAYABLE                                          1,000             -           -          1,000

$9 CUMULATIVE REDEEMABLE
 PREFERRED STOCK                                  5,738             -           -          5,738

STOCKHOLDERS' EQUITY (DEFICIT):
 Preferred stock                                 40,484             -           -         40,484
 Common stock                                       371           290        (290)(1)        371
 Additional paid-in capital                      21,706             -           -         21,706
 Deficit                                        (40,180)        2,360      (2,360)(1)    (40,180)
 Less:
   Treasury stock, at cost                         (129)            -           -           (129)
   Acquisition cost in excess of historical
    basis of net assets acquired from
    an affiliate                                (27,832)            -           -        (27,832)
                                               --------       -------    --------       --------

      TOTAL STOCKHOLDERS' EQUITY
       (DEFICIT)                                 (5,580)        2,650      (2,650)        (5,580)
                                               --------       -------    --------       --------

                                               $ 18,446       $12,449    $(11,249)      $ 19,646
                                               --------       -------    --------       --------
                                               --------       -------    --------       --------


APPAREL AMERICA, INC.
CONDENSED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except share and per share data)

                                      Apparel
                                   America, Inc.     Milady
                                   -------------   -----------
                                        Nine months ended
                                   ---------------------------
                                     April 30,      March 31,
                                       1995           1995         Adjustments   Pro forma
                                   ------------    ----------      -----------   ---------
NET SALES                           $  30,038      $  12,303      $  (3,282)(3)  $  39,059

COST OF GOODS SOLD                     20,565          9,965         (2,462)(3)     27,782
                                                                       (286)(4)
                                    ---------      ---------      ---------      ---------

     Gross profit                       9,473          2,338           (534)        11,277
                                    ---------      ---------      ---------      ---------

OPERATING EXPENSES:
 Selling and shipping                   3,240          3,060           (263)(3)      4,118
                                                                     (1,919)(4)
 General and administrative             2,697          1,467           (796)(4)      3,453
                                                                         85 (5)
                                    ---------      ---------      ---------      ---------

     Total operating expenses           5,937          4,527         (2,893)         7,571
                                    ---------      ---------      ---------      ---------

     Operating income (loss)            3,536         (2,189)         2,359          3,706
                                    ---------      ---------      ---------      ---------

OTHER INCOME (EXPENSES):
 Interest expense                        (582)          (326)           126 (4)       (782)
 Interest income                            -              2             (2)(4)          -
 Other                                   (412)           182           (182)(4)       (412)
                                    ---------      ---------      ---------      ---------

                                         (994)          (142)           (58)        (1,194)
                                    ---------      ---------      ---------      ---------

     Income (loss) before provision
       for income taxes                 2,542         (2,331)         2,301          2,512

PROVISION FOR INCOME TAXES                (15)             -              -            (15)
                                    ---------      ---------      ---------      ---------

     Income (loss) from continuing
       operations                   $   2,527      $  (2,331)     $   2,301      $   2,497
                                    ---------      ---------      ---------      ---------
                                    ---------      ---------      ---------      ---------

INCOME FROM CONTINUING
 OPERATIONS PER SHARE               $     .27                                    $     .26
                                    ---------                                    ---------
                                    ---------                                    ---------

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING          7,389,552                                    7,389,552
                                    ---------                                    ---------
                                    ---------                                    ---------

                                                                            F-53


APPAREL AMERICA, INC.
CONDENSED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except share and per share data)

                                      Apparel
                                   America, Inc.     Milady
                                   -------------   ----------
                                           Year ended
                                   --------------------------
                                     July 31,       June 30,
                                       1994           1994         Adjustments   Pro forma
                                   ----------      ---------       -----------   ---------
NET SALES                           $  34,273      $  22,443      $  (4,122)(3)  $  52,594

COST OF GOODS SOLD                     25,374         18,067         (3,092)(3)     40,031
                                                                       (318)(4)
                                    ---------      ---------      ---------      ---------

   Gross profit                         8,899          4,376           (712)        12,563
                                    ---------      ---------      ---------      ---------

OPERATING EXPENSES:
 Selling and shipping                   3,728          4,124           (330)(3)      5,529
                                                                     (1,993)(4)
 General and administrative             3,596          1,746           (805)(4)      4,650
                                                                        113 (5)
                                    ---------      ---------      ---------      ---------

   Total operating expenses             7,324          5,870         (3,015)        10,179
                                    ---------      ---------      ---------      ---------

   Operating income (loss)              1,575         (1,494)         2,303          2,384
                                    ---------      ---------      ---------      ---------

OTHER INCOME (EXPENSES):
 Interest expense                      (1,804)          (483)            15 (4)     (2,272)
 Interest income                            -             12            (12)(4)          -
 Other                                    391           (202)           202 (4)        391
                                    ---------      ---------      ---------      ---------

                                       (1,413)          (673)           205         (1,881)
                                    ---------      ---------      ---------      ---------

   Income (loss) before provision
    for (recovery of) income taxes        162         (2,167)         2,508            503

(PROVISION FOR) RECOVERY OF
 INCOME TAXES                             (20)           183           (183)(4)        (20)
                                    ---------      ---------      ---------      ---------

   Income (loss) from continuing
     operations                     $     142      $  (1,984)     $   2,325      $     483
                                    ---------      ---------      ---------      ---------
                                    ---------      ---------      ---------      ---------

INCOME (LOSS) FROM CONTINUING
 OPERATIONS PER SHARE               $    (.05)                                   $     .11
                                    ---------                                    ---------
                                    ---------                                    ---------

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING          7,389,542                                    7,389,542
                                    ---------                                    ---------
                                    ---------                                    ---------

                                                                            F-54


APPAREL AMERICA, INC.
NOTES TO CONDENSED
PRO FORMA FINANCIAL STATEMENTS



(1) To eliminate the net assets of Milady not acquired by the Registrant.

(2) To record the purchase of the tradenames and inventory for $1,700,000 and $500,000, respectively, financed by $1,000,000 against the factor balance and $1,200,000 note payable.

(3) To eliminate net sales and related costs associated with Milady tradenames not purchased by the Registrant.

(4) To adjust (i) cost of sales based on a calculation utilizing negotiated prices for the purchased product lines and (i) operating expenses for costs not assumed by the Registrant.

(5) To record amortization of the purchased tradenames using the straight-line method over 15 years.

                                                                            F-55